Exhibit 99.1
STRYKER REPORTS THIRD QUARTER 2025 OPERATING RESULTS

Portage, Michigan - October 30, 2025 - Stryker (NYSE:SYK) reported operating results for the third quarter of 2025:
Third Quarter Results
•Reported net sales increased 10.3% to $6.1 billion
•Organic net sales increased 9.5%
•Reported operating income margin of 18.7%
•Adjusted operating income margin(1) increased 90 bps to 25.6%
•Reported EPS increased 2.8% to $2.22
•Adjusted EPS(1) increased 11.1% to $3.19

	Third Quarter Net Sales Growth Overview
	Reported	Foreign Currency Exchange	Constant Currency	Acquisitions / Divestitures	Organic
MedSurg and Neurotechnology	14.4%	0.5%	13.9%	5.5%	8.4%
Orthopaedics	3.9	0.8	3.1	(8.3)	11.4
Total	10.3%	0.7%	9.6%	0.1%	9.5%
“We delivered another quarter of strong sales and double-digit adjusted earnings per share growth,” said Kevin A. Lobo, Chair and CEO. “Our teams continue to execute at a high level, driving performance at the high-end of MedTech and building sustained momentum across our broad portfolio.”
Sales Analysis
Consolidated net sales of $6.1 billion increased 10.3% in the quarter and 9.6% in constant currency. Organic net sales increased 9.5% in the quarter including 9.1% from increased unit volume and 0.4% from higher prices.
MedSurg and Neurotechnology net sales of $3.8 billion increased 14.4% in the quarter and 13.9% in constant currency. Organic net sales increased 8.4% in the quarter including 7.6% from increased unit volume and 0.8% from higher prices.
Orthopaedics net sales of $2.3 billion increased 3.9% in the quarter and 3.1% in constant currency. Excluding the impact of the divested Spinal implant business, Orthopaedics growth increased 12.5% and 11.7% in constant currency. Organic net sales increased 11.4% in the quarter including 11.7% from increased unit volume partially offset by 0.3% from lower prices.
Earnings Analysis
Reported net earnings of $859 million increased 3.0% in the quarter. Reported net earnings per diluted share of $2.22 increased 2.8% in the quarter. Reported gross profit margin and reported operating income margin were 63.6% and 18.7% in the quarter. Reported net earnings include certain items, such as charges for acquisition and integration-related activities, the amortization of purchased intangible assets, structural optimization and other special charges, goodwill and other impairments, costs to comply with certain medical device regulations, recall-related matters, regulatory and legal matters and tax matters. Excluding the aforementioned items, adjusted gross profit margin(1) was 65.0% in the quarter, and adjusted operating income margin(1) was 25.6% in the quarter. Adjusted net earnings(1) of $1.2 billion increased 11.4% in the quarter. Adjusted net earnings per diluted share(1) of $3.19 increased 11.1% in the quarter.
2025 Outlook
Based on our sales momentum, sustained demand for our products and commitment to margin expansion, we are raising our full year 2025 guidance and now expect organic net sales growth(2) of 9.8% to 10.2% and adjusted net earnings per diluted share(2) to be in the range of $13.50 to $13.60.
Our updated sales guidance includes a modestly favorable pricing impact. In addition, foreign exchange is expected to have a slightly positive impact on both sales and adjusted net earnings per diluted share(2) should rates hold near current levels.

(1) A reconciliation of the non-GAAP financial measures: adjusted gross profit margin, adjusted operating income and adjusted operating income margin, adjusted net earnings and adjusted net earnings per diluted share, to the most directly comparable GAAP measures: gross profit margin, operating income and operating income margin, net earnings and net earnings per diluted share, and other important information accompanies this press release.
(2) We are unable to present a quantitative reconciliation of our expected net sales growth to expected organic net sales growth as we are unable to predict with reasonable certainty and without unreasonable effort the impact and timing of acquisitions and divestitures and the impact of foreign currency exchange rates. We are unable to present a quantitative reconciliation of our expected net earnings per diluted share to expected adjusted net earnings per diluted share as we are unable to predict with reasonable certainty and without unreasonable effort the impact and timing of structural optimization and other special charges, acquisition-related expenses and the outcome of certain regulatory, legal and tax matters. The financial impact of these items is uncertain and is dependent on various factors, including timing, and could be material to our Consolidated Statements of Earnings.

Conference Call on Thursday, October 30, 2025
As previously announced, we will host a conference call on Thursday, October 30, 2025 at 4:30 p.m., Eastern Time, to discuss our operating results for the quarter ended September 30, 2025 and provide an operational update.
Please register for this conference call at: https://www.veracast.com/webcasts/stryker/events/SYK3Q25.cfm. After registering, a confirmation will be sent via email, including dial-in details and unique conference call access codes required for call entry. Registration is open throughout the live call. To ensure you are connected prior to the beginning of the call, we suggest registering a minimum of 15 minutes before the start of the call.
A simultaneous webcast of the call will be accessible via the Investor Relations page of our website at www.stryker.com. For those not planning to ask a question of management, we recommend listening via the webcast. Please allow 15 minutes to register, download and install any necessary software.
Following the conference call, a replay will be available on our website up to one year from the time of the earnings call.
Caution Concerning Forward-Looking Statements
This press release contains information that includes or is based on forward-looking statements within the meaning of the federal securities law that are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such risks and uncertainties include, but are not limited to: weakening of economic conditions, or the anticipation thereof, that could adversely affect the level of demand for our or Inari products; geopolitical risks, including from tariffs and the potential for further changes in trade policies and international conflicts, which have led to and could continue to lead to, among other things, increased market volatility; pricing pressures generally, including cost-containment measures that have adversely affected and could in the future adversely affect the price of or demand for our or Inari’s products; changes in foreign currency exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect approval of new products, including Inari products, by the United States Food and Drug Administration and foreign regulatory agencies; inflationary pressures; increased interest rates or interest rate volatility; supply chain disruptions; changes in labor markets; changes in coverage and reimbursement levels from third-party payors; changes in the competitive environment; breaches, failures or other disruptions of our or our vendors’ or customers’ information technology systems or products, including by cyber-attack, data leakage, unauthorized access or theft; a significant increase in product liability claims; the ultimate total cost with respect to recall-related and other regulatory and quality matters; the impact of investigative and legal proceedings and compliance risks; resolution of tax audits; changes in tax laws and regulations; the impact of legislation to reform the healthcare system in the United States or other countries; costs to comply with medical device regulations; changes in financial markets; changes in our credit ratings; our ability to integrate and realize the anticipated benefits of acquisitions in full or at all or within the expected timeframes, including our acquisition of Inari; our ability to realize any anticipated cost savings; risks relating to climate change or other environmental, social and governance and sustainability related matters; the impact on our operations and financial results of any public health emergency and any related policies and actions by governments or other third parties; unexpected liabilities, costs, charges or expenses in connection with the acquisition of Inari; and the effects of the Inari transaction on the parties’ relationships with employees, customers, other business partners or governmental entities. Additional information concerning these and other factors is contained in our filings with the United States Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions or circumstances on which those expectations may be based, or that affect the likelihood that actual results will differ from those contained in the forward-looking statements, except to the extent required by law.
Stryker is a global leader in medical technologies and, together with our customers, we are driven to make healthcare better. We offer innovative products and services in MedSurg, Neurotechnology and Orthopaedics that help improve patient and healthcare outcomes. Alongside our customers around the world, we impact more than 150 million patients annually. More information is available at www.stryker.com.

For investor inquiries:
Jason Beach, Vice President, Finance and Investor Relations at 269-385-2600 or jason.beach@stryker.com

For media inquiries:
Kim Montagnino, Vice President, Chief Communications Officer at 269-385-2600 or kim.montagnino@stryker.com

STRYKER CORPORATION
For the Three and Nine Months September 30
(Unaudited - Millions of Dollars, Except Per Share Amounts)

CONSOLIDATED STATEMENTS OF EARNINGS

	Three Months			Nine Months
	2025	2024	% Change	2025	2024	% Change
Net sales	$6,057	$5,494	10.3%	$17,945	$16,159	11.1%
Cost of sales	2,205	1,977	11.5	6,508	5,893	10.4
Gross profit	$3,852	$3,517	9.5%	$11,437	$10,266	11.4%
% of sales	63.6%	64.0%		63.7%	63.5%
Research, development and engineering expenses	410	377	8.8	1,222	1,108	10.3
Selling, general and administrative expenses	2,045	1,894	8.0	6,424	5,562	15.5
Amortization of intangible assets	189	159	18.9	543	467	16.3
Goodwill and other impairments	73	2	nm	163	21	nm
Total operating expenses	$2,717	$2,432	11.7%	$8,352	$7,158	16.7%
Operating income	$1,135	$1,085	4.6%	$3,085	$3,108	(0.7)%
% of sales	18.7%	19.7%		17.2%	19.2%
Other income (expense), net	(106)	(42)	152.4%	(276)	(144)	91.7
Earnings before income taxes	$1,029	$1,043	(1.3)%	$2,809	$2,964	(5.2)%
Income taxes	170	209	(18.7)	412	517	(20.3)
Net earnings	$859	$834	3.0%	$2,397	$2,447	(2.0)%
Net earnings per share of common stock:
Basic	$2.25	$2.18	3.2%	$6.27	$6.42	(2.3)%
Diluted	$2.22	$2.16	2.8%	$6.20	$6.35	(2.4)%
Weighted-average shares outstanding (in millions):
Basic	382.4	381.1		382.1	380.9
Diluted	386.7	385.6		386.5	385.4

CONDENSED CONSOLIDATED BALANCE SHEETS
	September 30	December 31
	2025	2024
Assets
Cash and cash equivalents	$3,256	$3,652
Short-term investments	—	750
Marketable securities	87	91
Accounts receivable, net	3,643	3,987
Inventories	5,370	4,774
Prepaid expenses and other current assets	1,355	1,593
Total current assets	$13,711	$14,847
Property, plant and equipment, net	3,734	3,448
Goodwill and other intangibles, net	25,101	20,250
Noncurrent deferred income tax assets	1,374	1,742
Other noncurrent assets	3,137	2,684
Total assets	$47,057	$42,971
Liabilities and shareholders' equity
Current liabilities	$7,414	$7,616
Long-term debt, excluding current maturities	14,845	12,188
Income taxes	400	349
Other noncurrent liabilities	2,613	2,184
Shareholders' equity	21,785	20,634
Total liabilities and shareholders' equity	$47,057	$42,971

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	Nine Months
	2025	2024
Operating activities
Net earnings	$2,397	$2,447
Depreciation	334	319
Amortization of intangible assets	543	467
Changes in operating assets, liabilities, income taxes payable and other, net	(373)	(922)
Net cash provided by operating activities	$2,901	$2,311
Investing activities
Acquisitions, net of cash acquired	$(4,950)	$(1,598)
Proceeds/(Purchases) of short-term investments	750	(750)
Purchases of property, plant and equipment	(493)	(489)
Other investing, net	132	140
Net cash used in investing activities	$(4,561)	$(2,697)
Financing activities
Borrowings (payments) of debt, net	$2,330	$2,378
Payments of dividends	(963)	(914)
Other financing, net	(161)	(195)
Net cash provided by (used in) financing activities	$1,206	$1,269
Effect of exchange rate changes on cash and cash equivalents	58	(4)
Change in cash and cash equivalents	$(396)	$879

STRYKER CORPORATION
For the Three and Nine Months September 30
(Unaudited - Millions of Dollars)

SALES GROWTH ANALYSIS
	Three Months				Nine Months
			Percentage Change				Percentage Change
	2025	2024	As Reported	Constant Currency	2025	2024	As Reported	Constant Currency
Geographic:
United States	$4,571	$4,109	11.4%	11.4%	$13,565	$12,070	12.4%	12.4%
International	1,486	1,385	6.9	4.3	4,380	4,089	7.1	6.4
Total	$6,057	$5,494	10.3%	9.6%	$17,945	$16,159	11.1%	10.9%
Segment:
MedSurg and Neurotechnology	$3,803	$3,324	14.4%	13.9%	$11,085	$9,636	15.0%	14.9%
Orthopaedics	2,254	2,170	3.9	3.1	6,860	6,523	5.2	4.9
Total	$6,057	$5,494	10.3%	9.6%	$17,945	$16,159	11.1%	10.9%

SUPPLEMENTAL SALES GROWTH ANALYSIS
	Three Months
					United States	International
			Percentage Change
	2025	2024	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
MedSurg and Neurotechnology:
Instruments	$760	$679	11.9%	11.4%	11.5%	13.9%	11.2%
Endoscopy	896	837	7.0	6.7	7.9	2.6	0.8
Medical	985	938	5.1	4.7	5.6	2.8	0.3
Vascular	525	329	59.6	58.9	136.9	14.3	12.4
Neuro Cranial	637	541	17.6	17.0	17.3	19.0	15.5
	$3,803	$3,324	14.4%	13.9%	15.7%	10.1%	7.7%
Orthopaedics:
Knees	$628	$570	10.2%	9.6%	8.4%	14.9%	12.7%
Hips	457	420	8.9	7.9	8.7	9.2	6.8
Trauma and Extremities	960	849	13.0	11.9	13.2	12.5	8.5
Other	203	159	28.1	27.5	38.5	3.6	1.3
	2,248	1,998	12.5%	11.7%	12.9%	11.5%	8.6%
Spinal Implants	6	172	(96.7)	(96.9)	(100.0)	(89.3)	(89.7)
	$2,254	$2,170	3.9%	3.1%	4.1%	3.2%	0.5%
Total	$6,057	$5,494	10.3%	9.6%	11.4%	6.9%	4.3%

	Nine Months
					United States	International
			Percentage Change
	2025	2024	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
MedSurg and Neurotechnology:
Instruments	$2,258	$2,044	10.5%	10.3%	10.6%	9.8%	8.9%
Endoscopy	2,662	2,383	11.7	11.7	12.7	7.2	7.1
Medical	2,920	2,710	7.8	7.7	9.2	0.7	0.3
Vascular	1,429	966	48.0	47.9	104.4	13.2	12.6
Neuro Cranial	1,816	1,533	18.4	18.2	19.2	15.0	13.7
	$11,085	$9,636	15.0%	14.9%	16.8%	9.0%	8.4%
Orthopaedics:
Knees	$1,907	$1,760	8.4%	8.3%	7.6%	10.3%	10.0%
Hips	1,366	1,241	10.1	9.7	8.1	13.2	12.3
Trauma and Extremities	2,862	2,511	14.0	13.5	15.0	11.1	9.4
Other	548	490	11.9	11.8	13.5	8.1	7.8
	$6,683	$6,002	11.3%	11.1%	11.4%	11.2%	10.2%
Spinal Implants	177	521	(66.1)	(65.9)	(67.4)	(63.1)	(62.4)
	$6,860	$6,523	5.2%	4.9%	5.2%	5.0%	4.2%
Total	$17,945	$16,159	11.1%	10.9%	12.4%	7.1%	6.4%

Note: In the first quarter 2025 we changed the name of our Neurovascular business to Vascular due the acquisition of Inari. In the fourth quarter 2024 we reorganized our Spine business to align with certain updates to our internal reporting structure. The spine enabling technologies portfolio (Enabling Technologies) was reclassified to Other Orthopaedics, the interventional spine portfolio was reclassified to Neuro Cranial and the remaining Spine business was renamed to Spinal Implants. Neuro Cranial includes sales related to interventional spine of $100 for the three months 2024 and $296 for the nine months 2024. Other Orthopaedics includes sales related to Enabling Technologies of $32 for the three months 2024 and $94 for the nine months 2024. We have reflected these changes in all historical periods presented.

SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
We supplement the reporting of our financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including: percentage sales growth in constant currency; percentage organic sales growth; adjusted gross profit; adjusted selling, general and administrative expenses; adjusted research, development and engineering expenses; adjusted operating income; adjusted other income (expense), net; adjusted income taxes; adjusted effective income tax rate; adjusted net earnings; and adjusted net earnings per diluted share (Diluted EPS). We believe these non-GAAP financial measures provide meaningful information to assist investors and shareholders in understanding our financial results and assessing our prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of our operations because they exclude items that may not be indicative of or are unrelated to our core operating results and provide a baseline for analyzing trends in our underlying businesses. Management uses these non-GAAP financial measures for reviewing the operating results of reportable business segments and analyzing potential future business trends in connection with our budget process and bases certain management incentive compensation on these non-GAAP financial measures.
To measure percentage sales growth in constant currency, we remove the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. Percentage sales growth in constant currency is calculated by translating current and prior year results at the same foreign currency exchange rate. To measure percentage organic sales growth, we remove the impact of changes in foreign currency exchange rates, acquisitions and divestitures, which affect the comparability and trend of sales. Percentage organic sales growth is calculated by translating current year and prior year results at the same foreign currency exchange rates excluding the impact of acquisitions and divestitures. To measure earnings performance on a consistent and comparable basis, we exclude certain items that affect the comparability of operating results and the trend of earnings. The income tax effect of each adjustment was determined based on the tax effect of the jurisdiction in which the related pre-tax adjustment was recorded. These adjustments are irregular in timing and may not be indicative of our past and future performance.
Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, selling, general and administrative expenses, research, development and engineering expenses, operating income, other income (expense), net, income taxes, effective income tax rate, net earnings and net earnings per diluted share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of our business. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
The following reconciles the non-GAAP financial measures discussed above with the most directly comparable GAAP financial measures. The weighted-average diluted shares outstanding used in the calculation of adjusted net earnings per diluted share are the same as those used in the calculation of reported net earnings per diluted share for the respective period.

STRYKER CORPORATION
For the Three and Nine Months September 30
(Unaudited - Millions of Dollars, Except Per Share Amounts)

Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures
Three Months 2025	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Other Income (Expense), Net	Income Taxes	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$3,852	$2,045	$410	$1,135	$(106)	$170	$859	16.5%	$2.22
Reported percent net sales	63.6%	33.8%	6.8%	18.7%	(1.8)%	nm	14.2%
Acquisition and integration-related costs:
Inventory stepped-up to fair value	61	—	—	61	—	15	46	0.6	0.12
Other acquisition and integration-related (a)	5	(33)	(1)	39	—	6	33	0.1	0.08
Amortization of purchased intangible assets	—	—	—	189	—	39	150	1.2	0.39
Structural optimization and other special charges (b)	15	(26)	—	41	(10)	3	28	(0.1)	0.07
Goodwill and other impairments (c)	—	—	—	73	—	15	58	0.4	0.16
Medical device regulations (d)	—	—	(11)	11	—	3	8	0.1	0.02
Recall-related matters (e)	—	(1)	—	1	—	—	1	—	—
Regulatory and legal matters (f)	—	—	—	—	—	—	—	—	—
Tax matters (g)	—	—	—	—	—	(50)	50	(4.8)	0.13
Adjusted	$3,933	$1,985	$398	$1,550	$(116)	$201	$1,233	14.0%	$3.19
Adjusted percent net sales	65.0%	32.8%	6.6%	25.6%	(1.9)%	nm	20.4%

Three Months 2024	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Other Income (Expense), Net	Income Taxes	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$3,517	$1,894	$377	$1,085	$(42)	$209	$834	20.0%	$2.16
Reported percent net sales	64.0%	34.5%	6.9%	19.7%	(0.8)%	nm	15.2%
Acquisition and integration-related costs:
Inventory stepped-up to fair value	29	—	—	29	—	7	22	0.2	0.06
Other acquisition and integration-related (a)	—	(48)	—	48	—	11	37	0.3	0.10
Amortization of purchased intangible assets	—	—	—	159	—	32	127	0.7	0.32
Structural optimization and other special charges (b)	(2)	(24)	—	22	—	4	18	—	0.05
Goodwill and other impairments (c)	—	—	—	2	—	—	2	—	—
Medical device regulations (d)	—	—	(13)	13	—	2	11	0.1	0.03
Recall-related matters (e)	—	—	—	—	—	—	—	—	—
Regulatory and legal matters (f)	—	1	—	(1)	—	—	(1)	—	—
Tax matters (g)	—	—	—	—	—	(57)	57	(5.5)	0.15
Adjusted	$3,544	$1,823	$364	$1,357	$(42)	$208	$1,107	15.8%	$2.87
Adjusted percent net sales	64.5%	33.2%	6.6%	24.7%	(0.8)%	nm	20.1%
nm - not meaningful
(a) Charges represent certain acquisition and integration-related costs associated with acquisitions, including:

	Three Months
	2025	2024
Employee retention and workforce reductions	$11	$13
Changes in the fair value of contingent consideration	12	2
Manufacturing integration costs	7	1
Stock compensation payments upon a change in control	—	22
Other integration-related activities (e.g., deal costs and legal entity rationalization)	9	10
Adjustments to Operating Income	$39	$48
Other income taxes related to acquisition and integration-related costs	6	11
Adjustments to Income Taxes	$6	$11
Adjustments to Net Earnings	$33	$37

(b) Structural optimization and other special charges represent the costs associated with:

	Three Months
	2025	2024
Employee retention and workforce reductions	$5	$12
Closure/transfer of manufacturing and other facilities (e.g., site closure, contract termination and redundant employee costs)	10	2
Product line exits	10	3
Termination of sales relationships in certain countries	2	6
Other charges	14	(1)
Adjustments to Operating Income	$41	$22
Adjustments to Other Income (Expense), Net	$(10)	$—
Adjustments to Income Taxes	$3	$4
Adjustments to Net Earnings	$28	$18

(c) Goodwill and other impairments represent the costs associated with:

	Three Months
	2025	2024
Certain long-lived and intangible asset write-offs and impairments	$22	$—
Product line exits (e.g., long-lived asset and specifically-identified intangible asset write-offs)	51	2
Adjustments to Operating Income	$73	$2
Adjustments to Income Taxes	$15	$—
Adjustments to Net Earnings	$58	$2

(d) Charges represent the costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with the medical device reporting regulations and other requirements of the new medical device regulations in the European Union.
(e) Charges represent changes in our best estimate of the probable loss, or the minimum of the range of probable losses when a best estimate within a range is not known, to resolve certain recall-related matters.
(f) Charges represent changes in our best estimate of the probable loss, or the minimum of the range of probable losses when a best estimate within a range is not known, to resolve certain regulatory or other legal matters and the amount of favorable awards from settlements.

(g) Benefits / (charges) represent the accounting impact of certain significant and discrete tax items, including:

	Three Months
	2025	2024
Adjustments related to the transfer of certain intellectual properties between tax jurisdictions	$(61)	$(47)
Other tax matters	11	(10)
Adjustments to Income Taxes	$(50)	$(57)
Adjustments to Other Income (Expense), Net	$—	$—
Adjustments to Net Earnings	$50	$57

Nine Months 2025	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Other Income (Expense), Net	Income Taxes	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$11,437	$6,424	$1,222	$3,085	$(276)	$412	$2,397	14.7%	$6.20
Reported percent net sales	63.7%	35.8%	6.8%	17.2%	(1.5)%	nm	13.4%
Acquisition and integration-related costs:
Inventory stepped-up to fair value	160	—	—	160	—	39	121	0.5	0.31
Other acquisition and integration-related (a)	19	(280)	(3)	302	—	32	270	(0.4)	0.70
Amortization of purchased intangible assets	—	—	—	543	—	112	431	1.2	1.11
Structural optimization and other special charges (b)	43	(47)	(3)	93	(19)	15	59	0.2	0.15
Goodwill and other impairments (c)	—	—	—	163	—	46	117	0.8	0.32
Medical device regulations (d)	1	—	(29)	30	—	7	23	0.1	0.06
Recall-related matters (e)	52	(4)	—	56	—	9	47	—	0.12
Regulatory and legal matters (f)	—	(7)	—	7	—	2	5	—	0.01
Tax matters (g)	—	—	—	—	—	(71)	71	(2.5)	0.18
Adjusted	$11,712	$6,086	$1,187	$4,439	$(295)	$603	$3,541	14.6%	$9.16
Adjusted percent net sales	65.3%	33.9%	6.6%	24.7%	(1.6)%	nm	19.7%

Nine Months 2024	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Other Income (Expense), Net	Income Taxes	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$10,266	$5,562	$1,108	$3,108	$(144)	$517	$2,447	17.4%	$6.35
Reported percent net sales	63.5%	34.4%	6.9%	19.2%	(0.9)%	nm	15.1%
Acquisition and integration-related costs:
Inventory stepped-up to fair value	38	—	—	38	—	9	29	0.3	0.08
Other acquisition and integration-related (a)	—	(49)	—	49	—	14	35	0.2	0.09
Amortization of purchased intangible assets	—	—	—	467	—	96	371	1.0	0.96
Structural optimization and other special charges (b)	41	(51)	—	92	—	24	68	0.2	0.23
Goodwill and other impairments (c)	—	—	—	21	—	—	21	—	—
Medical device regulations (d)	5	—	(36)	41	—	9	32	0.1	0.08
Recall-related matters (e)	11	(11)	—	22	—	5	17	0.1	0.04
Regulatory and legal matters (f)	—	1	—	(1)	—	—	(1)	—	—
Tax matters (g)	—	—	—	—	(1)	(136)	135	(4.7)	0.35
Adjusted	$10,361	$5,452	$1,072	$3,837	$(145)	$538	$3,154	14.6%	$8.18
Adjusted percent net sales	64.1%	33.7%	6.6%	23.7%	(0.9)%	nm	19.5%
nm - not meaningful
(a) Charges represent certain acquisition and integration-related costs associated with acquisitions, including:

	Nine Months
	2025	2024
Termination of sales relationships	$—	$3
Employee retention and workforce reductions	56	17
Changes in the fair value of contingent consideration	13	(12)
Manufacturing integration costs	14	2
Stock compensation payments upon a change in control	139	22
Other integration-related activities (e.g., deal costs and legal entity rationalization)	80	17
Adjustments to Operating Income	$302	$49
Other income taxes related to acquisition and integration-related costs	32	14
Adjustments to Income Taxes	$32	$14
Adjustments to Net Earnings	$270	$35

(b) Structural optimization and other special charges represent the costs associated with:

	Nine Months
	2025	2024
Employee retention and workforce reductions	$43	$14
Closure/transfer of manufacturing and other facilities (e.g., site closure, contract termination and redundant employee costs)	22	18
Product line exits (e.g., inventory, long-lived asset and specifically-identified intangible asset write-offs)	3	9
Termination of sales relationships in certain countries	(2)	7
Other charges	27	44
Adjustments to Operating Income	$93	$92
Adjustments to Other Income (Expense), Net	$(19)	$—
Adjustments to Income Taxes	$15	$24
Adjustments to Net Earnings	$59	$68

(c) Goodwill and other impairments represent the costs associated with:

	Nine Months
	2025	2024
Certain long-lived and intangible asset write-offs and impairments	$108	$11
Product line exits (e.g., long-lived asset and specifically-identified intangible asset write-offs)	55	10
Adjustments to Operating Income	$163	$21
Adjustments to Income Taxes	$46	$—
Adjustments to Net Earnings	$117	$21

(d) Charges represent the costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with the medical device reporting regulations and other requirements of the new medical device regulations in the European Union.
(e) Charges represent changes in our best estimate of the probable loss, or the minimum of the range of probable losses when a best estimate within a range is not known, to resolve certain recall-related matters.
(f) Charges represent changes in our best estimate of the probable loss, or the minimum of the range of probable losses when a best estimate within a range is not known, to resolve certain regulatory or other legal matters and the amount of favorable awards from settlements.
(g) Benefits / (charges) represent the accounting impact of certain significant and discrete tax items, including:

	Nine Months
	2025	2024
Adjustments related to the transfer of certain intellectual properties between tax jurisdictions	$(153)	$(141)
Certain tax audit settlements	—	(2)
Other tax matters	82	7
Adjustments to Income Taxes	$(71)	$(136)
Adjustments to Other Income (Expense), Net	$—	$(1)
Adjustments to Net Earnings	$71	$135